EXHIBIT 23.2

October 22, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ladies and Gentlemen:

We consent to the use of our opinion dated September 21, 2012, in the Annual Report on Form 10K/A of Domark International, Inc., for the year ended May 31, 2012. Sincerely,

De Joya Griffith, LLC

Corporate Headquarters: De Joya Griffith, LLC
2580 Anthem Village Drive, Henderson, NV 89052 Phone: (702) 563-1600 Fax: (702) 920-8049